U.S. SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (date of earliest event reported): June 30, 2005

AMB PROPERTY CORPORATION

(Exact name of registrant as specified in its charter)

Maryland	001-13545	94-3281941

(State or other jurisdiction of incorporation)	(Commission file number)	(I.R.S. employer identification number)

Pier 1, Bay 1, San Francisco, California 94111

(Address of principal executive offices) (Zip code)

415-394-9000

(Registrants’ telephone number, including area code)

n/a

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 8.01 OTHER EVENTS.

On June 30, 2005, we announced the formation of AMB Japan Fund I, L.P., a yen-denominated fund that will invest in distribution facilities near high volume airports, highway systems and seaports in Japan’s major metropolitan areas.

Thirteen institutional investors have committed ¥49.5 billion (US$446 million) for an 80% equity interest in the fund. When combined with our co-investment of 20% and a targeted leverage ratio of 75%, we expect the fund to have investment capacity of approximately ¥247 billion (US$2.23 billion).

The fund’s investment focus is to purchase stabilized industrial distribution properties, including those developed by us with our Tokyo-based partner, AMB BlackPine. At closing, the fund owned six distribution facilities in Tokyo comprising approximately 915,400 square feet (85,040 square meters) that had previously been acquired by us. Our current development pipeline in Japan includes an additional 2.5 million square feet (230,000 square meters) in Tokyo and Osaka that we expect to be contributed to the fund upon stabilization.

We will receive an acquisition fee of 0.9% of the acquisition cost for each third-party acquisition by the fund, a priority distribution from the fund of 1.5% of third-party capital commitments for portfolio and asset management services, and incentive distributions of 20% over a 10% internal rate of return (after taxes and fees) to the investors and 25% over a 13% internal rate of return (after taxes and fees) to investors. The fund will be managed from our Asian headquarters in Singapore.

JPMorgan Securities Inc. acted as placement agent for us in raising third-party equity.

Forward Looking Statements

     Some of the information included in this report contains forward-looking statements, such as those related to the fund’s anticipated investment capacity, the expected leverage of the fund, our ability to source or complete future development and contribute such stabilized properties to the fund within the investment period, our ability to earn incentive payouts for performance, and the investment period and term of the fund, which are made pursuant to the safe-harbor provisions of Section 21E of the Securities Exchange Act of 1934, as amended, and Section 27A of the Securities Act of 1933, as amended. Because these forward-looking statements involve risks and uncertainties, there are important factors that could cause our actual results to differ materially from those in the forward-looking statements, and you should not rely on the forward-looking statements as predictions of future events. The events or circumstances reflected in forward-looking statements might not occur. You can identify forward-looking statements by the use of forward-looking terminology such as “believes,” “expects,” “may,” “will,” “should,” “seeks,” “approximately,” “intends,” “plans,” “pro forma,” “estimates” or “anticipates” or the negative of these words and phrases or similar words or phrases. You can also identify forward-looking statements by discussions of strategy, plans or intentions. Forward-looking statements are necessarily dependent on assumptions, data or methods that may be incorrect or imprecise and we may not be able to realize them. We caution you not to place undue reliance on forward-looking statements, which reflect our analysis only and speak only as of the date of this report or the dates indicated in the statements. We assume no obligation to update or supplement forward-looking statements. The following factors, among others, could cause actual results and future events to differ materially from those set forth or contemplated in the forward-looking statements: defaults on or non-renewal of leases by tenants, increased interest rates and operating costs, our failure to obtain necessary outside financing, difficulties in identifying properties to acquire and in effecting acquisitions, our failure to successfully integrate acquired properties and operations, our failure to divest properties we have contracted to sell or to timely reinvest proceeds from any divestitures, risks and uncertainties affecting property development and construction (including construction delays, cost overruns, our inability to obtain necessary permits and public opposition to these activities), our failure to qualify and maintain our status as a real estate investment trust, environmental uncertainties, risks related to natural disasters, financial market fluctuations, changes in real estate and zoning laws, risks related to doing business internationally and increases in real property tax rates. Our success also depends upon economic trends generally, including interest rates, income tax laws, governmental regulation, legislation, population changes and certain other matters discussed under the heading “Management’s Discussion and Analysis of Financial Condition and Results of Operations - Business Risks” and elsewhere in our annual report on Form 10-K for the year ended December 31, 2004 and quarterly report on Form 10-Q for the quarter ended March 31, 2005.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMB Property Corporation (Registrant)
Date: July 1, 2005	By:	/s/ W. Blake Baird
W. Blake Baird
President